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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-57483, 333-39771, 333-39771-01) and on
Forms S-3 (File Nos. 333-96123, 333-48051, 33-50835, 33-45979, 333-40055-01) of
Meditrust Corporation and/or Meditrust Operating Company of our reports dated February 2, 2001, except with respect to the matters discussed in Note 23, as to which the date is April 3, 2001, relating to the financial statements and financial statement schedules, which appear in this Form 10-K.

                                                     PricewaterhouseCoopers, LLP
                                                     Dallas Texas


April 3, 2001